PARKERVISION, INC.
                                     BYLAWS

                                    ARTICLE I
                                     GENERAL
                                     -------

     SECTION 1.1. OFFICES. The registered office of the corporation shall be in the State of Florida. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

     SECTION 1.2. SEAL. The Corporation may or may not have a corporate seal. Any corporate seal of the Corporation shall be in the form of a circle and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Florida".

     SECTION 1.3. FISCAL YEAR. The fiscal year of the Corporation shall be the period from January 1 through December 31 of each year.

                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

     SECTION 2.1. PLACE OF MEETING. All meetings of the stockholders shall be held at the office of the Corporation in Jacksonville, Florida, except such meetings as the Board of Directors expressly determines shall be held elsewhere, in which case meetings may be held upon notice as hereinafter provided at such other place or places within or without Jacksonville, Florida, as the Board of Directors shall have determined and as shall be stated in such notice.

     SECTION 2.2. ANNUAL MEETING. The annual meeting of the stockholders shall be held in such month as the Board of Directors may determine, not less frequently than once every 14 months, on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such Directors as are to be elected at such meeting, as determined under the Corporation's Articles of Incorporation, as they may be amended from time to time (the "Articles of Incorporation"), by plurality vote by ballot, and they may transact such other corporate business as may properly be brought before the meeting. At the annual meeting any business may be transacted, irrespective of whether the notice calling such meeting shall have contained a reference thereto, except where notice is required by law, the Articles of Incorporation, or these bylaws.

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     SECTION 2.3. QUORUM. At all meetings of the stockholders,  the holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until the requisite amount of voting stock shall be present. If the adjournment is for more than thirty (30) days, of if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which the requisite number of voting stock shall be represented, any business may be transacted which might have been transacted if the meeting had been held as originally called.

     SECTION 2.4 RIGHT TO VOTE; PROXIES. Except as otherwise provided in the Articles of Incorporation, each stockholder having the right to vote at any meeting shall be entitled to one vote for each share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy which is dated more than eleven months prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. Every proxy shall be in writing, subscribed by a stockholder or his duly authorized attorney-in-fact, and dated, but need not be sealed, witnessed or acknowledged.

     SECTION 2.5. VOTING. At all meetings of stockholders all questions, except as otherwise expressly provided for by statute, the Articles of Incorporation or these bylaws, shall be determined by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat and all elections of directors shall be by plurality. The stockholders will nave cumulative vote on any question or in the election of directors. Except as otherwise expressly provided by law, the Articles of Incorporation or these bylaws, at all meetings of stockholders the voting shall be by voice vote, but any stockholder qualified to vote on the matter in question may demand a stock vote, by shares of stock, upon such question, whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and, if such ballot be cast by proxy, it shall also state the name of the proxy.

     SECTION 2.6. NOTICE OF ANNUAL MEETINGS. Written notice of the annual meeting of the stockholders shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock books of

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the Corporation at least ten (10) days (and not more than fifty (50) days) prior to the meeting. It shall be the duty of every stockholder to furnish to the Secretary of the Corporation or the transfer agent, if any, the class of stock owned by such stockholder, the post office address of such stockholder, and to notify said Secretary or transfer agent of any change therein.

     SECTION 2.7. STOCKHOLDERS' LIST. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and filed either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held, at least ten (10) days before such meeting and shall, at all times during the usual hours for business and during the whole time of said election, be open to the examination of any stockholder for a purpose germane to the meeting.

     SECTION 2.8. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes,may be called only by the Board of Directors or the Chief Executive Officer.

     SECTION 2.9. NOTICE OF SPECIAL MEETINGS. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed, postage prepaid, not less than ten (10) nor more than fifty (50) days before such meeting, to each stockholder entitled to vote thereat, at such address as appears on the books of the Corporation. No business may be transacted at such meeting except that referred to in said notice or in a supplemental notice given also in compliance with the provisions hereof or such other business as may be germane or supplementary to that stated in said notice or notices.

     SECTION 2.10. INSPECTORS. One or more inspectors may be appointed by the Board of Directors before or at any meeting of stockholders or, if no such appointment shall have been made, the presiding officer may make such appointment at the meeting. At the meeting for which the inspector or inspectors are appointed, such inspector or inspectors shall open and close the polls, receive and take and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to serve, the presiding officer shall appoint a substitute inspector.

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

     SECTION 2.11. NOMINATIONS FOR DIRECTORS. Nominations for the election of directors may be made by the Board of Directors. Nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors in accordance with the procedures set forth herein. Any stockholder entitled to vote for the election of directors at any meeting may nominate a person or persons for election as directors only if written notice of such stockholder's nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 120 days in advance of the same day and month that the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders or if no annual meeting was held in the previous year then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates. Each notice of a stockholder's nomination shall set forth: (i) the name and address of the stockholder who is making the nomination and the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of the stock of the Corporation entitled to vote at the meeting; (iii) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are made; (iv) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board or Directors; and (v) the written consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of stockholders at which time is a proposal to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

     SECTION 2.12. STOCKHOLDER PROPOSALS TO BE TRANSACTED AT ANNUAL MEETING. For business to be properly brought before an annual meeting by a stockholder, the stockholder must give written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 120 days in advance of the same day and month the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders or if no annual meeting was held in the previous year then by the end of the fiscal year for which the annual meeting in which the proposal will be made relates. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the Corporation, the language

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of the  proposed  amendment,  (ii)  the  name  and  address  of the  stockholder proposing such business, (iii) a representation disclosing (a) the number of shares beneficially owned by such stockholder, (b) the length of time such shares have been held by the stockholder, (c) that the stockholder will continue to own such securities through the annual meeting, and (d) that the stockholder intends to appear in person or by proxy at the meeting at which the proposal will be considered, and (iv) any material interest of the stockholder in such business. The chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

     SECTION 2.13. ACTION BY CONSENT. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if written consent thereto is signed by all stockholders.

                                   ARTICLE III
                                    DIRECTORS
                                    ---------

     SECTION 3.1. NUMBER OF DIRECTORS. Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the property and business of the Corporation shall be managed by or under the direction of a board of not less than three (3) nor more than ten (10) directors. The specific number of directors from time to time shall be fixed by the Board of Directors. Directors need not be stockholders, residents of Florida or citizens of the United States.

     SECTION 3.2. RESIGNATION. Any director of this Corporation may resign at any time by giving written notice to the Chairman of the Board, if any, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein, or at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.3. PLACE OF MEETINGS AND BOOKS. The Board of Directors may hold their meetings and keep the books of the Corporation outside the State of Florida, at such places as they may from time to time determine.

     SECTION 3.4. GENERAL POWERS. In addition to the powers and authority expressly conferred upon them by these bylaws, the Board may exercise all such powers of the Corporation and do all such acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the

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stockholders.

     SECTION 3.5. EXECUTIVE COMMITTEE. There may be an Executive Committee of one or more directors designated by resolution passed by a majority of the whole Board. The act of a majority of the members of such committee shall be the act of committee. Said committee may meet at stated times or on notice to all by any of their own number, and shall have and may exercise those powers of the Board of Directors in the management of the business affairs of the Corporation as are provided by law and may authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular meeting or at a special meeting called for that purpose.

     SECTION 3.6. OTHER COMMITTEES. The Board of Directors may also designate one or more committees in addition to the Executive Committee, by resolution or resolutions passed by a majority of the whole board; such committee or committees shall consist of one or more directors of the Corporation, and to the extent provided in the resolution or resolutions designating them shall have and may exercise specific powers of the Board of Directors in the management of the business and affairs of the Corporation to the extent permitted by statute and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     SECTION 3.7. POWERS DENIED TO COMMITTEES. Committees of the Board of Directors shall not, in any event, have any power or authority to amend the Articles of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or to amend the bylaws of the Corporation. Further, committees of the Board of Directors shall not have any power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 3.8. SUBSTITUTE COMMITTEE MEMBER. In the absence or on the disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the board as may be required by the board.

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     SECTION 3.9.  COMPENSATION OF DIRECTORS.  The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     SECTION 3.10. ANNUAL MEETING. The Board, including any newly elected members, may meet at such place and time as shall be fixed and announced by the presiding officer at the annual meeting of stockholders, for the purpose of organization or otherwise, and no further notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or they may meet at such place and time as shall be stated in a notice given to such directors two (2) days prior to such meeting, or as shall be fixed by the consent in writing of all the directors.

     SECTION 3.11. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

     SECTION 3.12 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, if any, or the President, on two (2) days notice to each director, or such shorter period of time before the meeting as will nonetheless be sufficient for the convenient assembly of the directors so notified; special meetings shall be called by the Secretary in like manner and on like notice, on the written request of two or more directors.

     SECTION 3.13. QUORUM. At all meetings of the Board of Directors a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by statute, or by the Articles of Incorporation or by these bylaws. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned.

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     SECTION 3.14. TELEPHONIC PARTICIPATION IN MEETINGS. Members of the Board of
Directors or any committee designated by such Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

     SECTION 3.15. ACTION BY CONSENT. Unless otherwise restricted by the Articles of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the Board or of such committee as the case may be and such written consent is filed with the minutes of proceedings of the Board or committee.

     SECTION 3.16. ADVISORY COMMITTEES. The Board of Directors may designate one or more Advisory Committees; the members of any such Advisory Committee need not be directors or stockholders of the Corporation. Any Advisory Committee created by the Board of Directors shall neither hold nor exercise any power or authority of the Board of Directors or the Corporation whatsoever. Without limiting the foregoing, an Advisory Committee shall have no power or authority to enter into any contract or agreement for or on behalf of the Board of Directors or the Corporation or in any way to bind the Board of Directors or the Corporation; an Advisory Committee shall function solely and exclusively for the purpose of rendering advice and counsel to the Board of Directors as and when requested by the Board of Directors. An Advisory Committee shall be formed for such advisory purpose or purposes as deemed necessary or appropriate by the Board of Directors from time to time, including but not limited to, advice and counsel concerning long range strategic planning. The members of an Advisory Committee shall be paid such compensation as shall be determined by the Board of Directors from time to time.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

     SECTION 4.1. SECTION; STATUTORY OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors. There shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and there may be a Chairman of the Board of Directors, a Chief Scientific Officer, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant
Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person.

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     SECTION 4.2. TIME OF ELECTION.  The officers above named shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

     SECTION 4.3. ADDITIONAL OFFICERS. The Board may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as determined from time to time by the Board.

     SECTION 4.4. TERMS OF OFFICE. Each officer of the Corporation shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.

     SECTION 4.5. COMPENSATION OF OFFICERS. The Board of Directors shall have power to fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

     SECTION 4.6. CHAIRMAN OF THE BOARD. Unless the Board of Directors otherwise determines, the Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

     SECTION 4.7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the senior corporate officer of the Corporation. Unless there is a Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors and stockholders. Under the supervision of the Board of Directors and of any Executive Committee, the Chief Executive Officer shall have the general control and management of the Corporation's business and affairs, subject however, to the right of the Board of Directors and of any Executive Committee to confer any specific power upon any other officer or officers of the Corporation. The Chief Executive Officer shall do and perform all acts and things incident to the office of Chief Executive Officer and such other duties as may be assigned from time to time by the Board of Directors or any Executive Committee.

     SECTION 4.8. PRESIDENT. The President shall be executive Officer next in authority to the Chief Executive Officer and, under the supervision of the Chief Executive Officer, shall be the chief operating officer of the Corporation. The President need not be a director.

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     SECTION 4.9. CHIEF SCIENTIFIC OFFICER. The Chief Scientific officer,  under the supervision of the Chief Executive Officer, shall be responsible for the general control and direction of the Corporation's scientific research and development.

     SECTION 4.10. VICE PRESIDENTS. The Vice Presidents shall perform such of the duties of the President on behalf of the Corporation as may be respectively assigned to them from time to time by the Board of Directors or by the Executive Committee or by the President. The Board of Directors or the Executive Committee may designate one of the Vice Presidents as the Executive Vice President, and in the absence or inability of the President to act, such Executive Vice President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board and of the Executive Committee.

     SECTION 4.11. TREASURER. The Treasurer shall have the care and custody of all the funds and securities of the Corporation which may come into the hands of the Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Corporation in such bank or banks or depository as the Board of Directors or any Executive Committee, or the officers or agents to whom the Board of Directors or any Executive Committee may delegate such authority, may designate, and the Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the Corporation. The Treasurer may sign all receipts and vouchers for payments made to the Corporation. The Treasurer shall render an account of transactions to the Board of Directors or to the Executive Committee as often as the Board or the Committee shall require the same. The Treasurer shall enter regularly in the books to be kept by the Treasurer for that purpose full and adequate account of all moneys received and paid by the Treasurer on account of the Corporation. The Treasurer shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors and any Executive Committee. The Treasurer shall, when requested pursuant to vote of the Board of Directors or the Executive Committee, give a bond to the Corporation conditioned for the faithful performance of the Treasurer's duties, the expense of which bond shall be borne by the Corporation.

     SECTION 4.12. SECRETARY. The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; the Secretary shall attend to the giving and serving of all notices of the Corporation. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Secretary shall attest the seal of the Corporation upon all contracts and instruments executed under such seal and shall affix the seal of the Corporation thereto and to all

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certificates of shares of the capital stock.  The Secretary shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors or any Executive Committee may direct. The Secretary shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors and any Executive Committee.

     SECTION 4.13. ASSISTANT SECRETARY. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Secretaries of the Corporation. Any Assistant Secretary upon appointment shall perform such duties of the Secretary, and also any and all such other duties as any Executive Committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

     SECTION 4.14. ASSISTANT TREASURER. The Board of Directors or any two of the officers of the Corporation acting jointly may appoint or remove one or more Assistant Treasurers of the Corporation. Any Assistant Treasurer upon appointment shall perform such duties of the Treasurer, and also any and all such other duties as any Executive Committee or the Board of Directors or the President or the Executive Vice President or the Treasurer or the Secretary may designate.

     SECTION 4.15. SUBORDINATE OFFICERS. The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

                                    ARTICLE V
                                      STOCK
                                      -----

     SECTION 5.1. STOCK. Each stockholder shall be entitled to a certificate or certificates of stock of the Corporation in such form as the Board of Directors may from time to time prescribe. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall certify the holder's name and number and class of shares and shall be signed by both of (A) either the President or a Vice President, and (B) any one of the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal of the Corporation, if applicable. If such certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, the signature of the officers of the officers of the Corporation and the corporate seal may be facsimiles. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     SECTION 5.2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (A) arrange for the disposition of fractional interests by those entitled thereto, (B) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     SECTION 5.3. TRANSFERS OF STOCK. Subject to any transfer restrictions then in force, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the directors may designate by whom they shall be canceled and new certificates shall thereupon be issued. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Florida.

     SECTION 5.4. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5.5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

     SECTION 5.6. DIVIDENDS.

     A. POWER TO DECLARE. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation and the laws of Florida.

     B. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 5.7. LOST, STOLEN OR DESTROYED CERTIFICATES. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

     SECTION 5.8. INSPECTION OF BOOKS. The Board of Directors shall have power from time to time to determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board of Directors.

                                   ARTICLE VI
                       MISCELLANEOUS MANAGEMENT PROVISIONS
                       -----------------------------------

     SECTION 6.1. CHECKS, DRAFTS AND NOTES. All checks, drafts or orders for the payment of money, and all notes and acceptances of the Corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may designate.

     SECTION 6.2. NOTICES.

     A. MANNER. Notices to directors may, and notices to stockholders shall, be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or orally, by telephone or in person.

     B. WAIVER. Whenever any notice is required to be given under the provisions of the statutes, the Articles of Incorporation or these bylaws, a written waiver of notice signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6.3. CONFLICT OF INTEREST. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of or committee thereof which authorized the contract or transaction, or solely because his or their votes are counted for such purpose, if (A) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (B) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (C) the contract or transaction is fair as to the Corporation as to the time it is authorized, approved or ratified by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

     SECTION 6.4. VOTING OF SECURITIES OWNED BY THE CORPORATION. Subject always to the specific directions of the Board of Directors (A) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted in person at any meeting of security holders of such other corporation by the President of this Corporation if he is present at such meeting or, in his absence, by the Treasurer of this Corporation if he is present at such meeting, and (B) whenever, in the judgment of the President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above states as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as if such shares or other securities might be voted by this Corporation.

                                   ARTICLE VII
                                 INDEMNIFICATION
                                 ---------------

     SECTION 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Florida Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Florida Law"), against all expense, liability and loss (including attorney fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; provided however, that except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided however, that if the Florida Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking") by or on behalf of Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     SECTION 7.2.  RIGHT OF  INDEMNITEE  TO BRING SUIT. If a claim under Section
7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (A) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to endorse a right to an Advancement of Expenses) it shall be a defense that, and (B) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Florida Law. Neither the failure of the Corporation (including its Board of Directors, independent counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of contract set forth in the Florida Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this
Article VII or otherwise, shall be on the Corporation.

     SECTION 7.3. NON-EXCLUSIVITY OF RIGHTS. The rights to indem nification and to the Advancement of Expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     SECTION 7.4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VII or under the Florida Law.

     SECTION 7.5. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.

                                  ARTICLE VIII
                                   AMENDMENTS
                                   ----------

     SECTION 8.1. AMENDMENTS. The bylaws of the Corporation may be altered, amended or repealed at any meeting of the Board of Directors upon notice thereof in accordance with these bylaws, or at any meeting of the stockholders by the vote of the holders of the majority of the stock issued and outstanding and entitled to vote at such meeting, in accordance with the provisions of the Articles of Incorporation of the Corporation and of the laws of Florida.